UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2009

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 7, 2009, Fifth Third Bancorp issued a press release announcing the results of its Supervisory Capital Assessment by the Federal Reserve Bank. The assessment indicated that, under its more adverse scenario, Fifth Third would need additional Tier 1 common equity in the amount of $1.1 billion, after accounting for a $1.6 billion incremental benefit to Tier 1 common equity that may be provided by Fifth Third’s previously announced sale of a majority interest in its processing business to Advent International which is expected to close in the second quarter of 2009. Fifth Third also made available on its website a presentation related to this announcement.

The foregoing descriptions of the press release and the presentation are qualified in their entirety by reference to the full text of those documents, copies of which are filed as exhibits hereto and are fully incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and the Exhibits attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 8.01	Other Events.

On May 7, 2009, Fifth Third Bancorp issued a press release announcing the results of its Supervisory Capital Assessment by the Federal Reserve Bank. The assessment indicated that, under its more adverse scenario, Fifth Third would need additional Tier 1 common equity in the amount of $1.1 billion, after accounting for a $1.6 billion incremental benefit to Tier 1 common equity that may be provided by Fifth Third’s previously announced sale of a majority interest in its processing business to Advent International which is expected to close in the second quarter of 2009.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press release dated May 7, 2009

99.2	Website presentation dated May 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

May 7, 2009	/s/ ROSS J. KARI
Ross J. Kari
Executive Vice President and Chief Financial Officer